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                                                                 EXHIBIT 4.8





















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                             STOCK OPTION AGREEMENT
                             ----------------------


         STOCK OPTION AGREEMENT, dated as of February 20, 1998 (the "Agreement"), among Harsco Corporation, a Delaware corporation ("Parent"), H-Chemi Acquisition Corp., a Pennsylvania corporation and a direct, wholly-owned subsidiary of Parent ("Subsidiary") and Chemi-Trol Chemical Co., an Ohio corporation (the "Company").

         WHEREAS, Parent, Subsidiary and the Company propose to enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"), which provides, among other things, that upon the terms and subject to the conditions thereof, Parent will acquire all outstanding shares of Common Stock of the Company (the "Company Common Stock"), Subsidiary will be merged with the Company pursuant to the merger contemplated in the Merger Agreement (the "Merger") and, thereafter, the Company will be a wholly-owned subsidiary of Parent; and

         WHEREAS, as a condition to the willingness of Parent and Subsidiary to enter into the Merger Agreement, Parent and Subsidiary have requested that the Company agree, and in order to induce Parent and Subsidiary to enter into the Merger Agreement the Company has agreed, to grant Subsidiary an option to purchase up to 190,468 shares of Company Common Stock, all in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. GRANT OF STOCK OPTION. The Company hereby grants to Subsidiary an irrevocable option (the "Option") to purchase up to 190,468 shares of Company Common Stock (the "Option Shares") at a purchase price of $13.75 per Option Share (the "Purchase Price").

         2. EXERCISE OF OPTION.

                  (a) Subject to the conditions set forth in paragraph 3 hereof, the Option may be exercised by Subsidiary, in whole or in part, at any time or from time to time after the date hereof and prior to the earlier to occur of (a) the Effective Time of the Merger or (b) upon a Purchase Event (as defined below), the date six months following such Purchase Event, provided that if an Exercise Notice (as hereinafter defined) had been given on or before the expiration of such six-month period and if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the tenth business day after such injunction, order or restraint shall have been dismissed, been withdrawn or become




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         permanent and no longer subject to appeal, as the case may be (the
         "Termination Date"). In the event Subsidiary wishes to exercise the Option, Subsidiary shall send a written notice (an "Exercise Notice") to the Company specifying the total number of Option Shares it wishes to purchase. Each closing of a purchase of Option Shares (a "Stock Option Closing") shall take place at the executive offices of the Company at the address referred to in Section 13(d) hereof, on a date and at a time designated by Subsidiary in its Exercise Notice (which date and time may be as early as one day after the Exercise Notice or earlier if reasonably practicable).

                  (b) As used in this Agreement, a "Purchase Event" shall mean any of the following events:

                           (1) any person (other than Parent or any subsidiary
                  of Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), a tender offer or exchange offer to purchase Company Common Stock such that, upon consummation of such offer, such person could own or control 20 percent or more of the outstanding Company Common Stock, and such person has obtained approval of shareholders of the Company in accordance with Section 1701.831 of the Ohio Revised Code in respect of such control share acquisition;

                           (2) the Company shall have authorized, recommended,
                  proposed or announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Parent or any subsidiary of Parent) to (A) merge or consolidate with the Company or enter into any similar transaction with such person, (B) sell, lease or otherwise dispose of all or substantially all of the assets of the Company to such person, or (C) sell or otherwise dispose of (including by way of merger, consolidation, share exchange or similar transaction) securities representing 20 percent or more of the voting power of the Company, and the same shall have been scheduled by the Company to close within 365 calendar days following the date of termination of the Merger Agreement;

                           (3) any person (other than Parent or any subsidiary
                  of Parent) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns, 20 percent or more of the outstanding Company Common Stock, and such person has obtained approval of shareholders of the Company in accordance with
                  Section 1701.831 of the Ohio Revised Code in respect of such control share acquisition; or

                           (4) the shareholders of the Company shall have
                  disapproved the Merger after any person (other than Parent or any subsidiary of Parent) shall have publicly announced a proposal to acquire the Company by merger, consolidation,


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                  purchase of all or substantially all of its assets or any
                  other similar transaction, and the same shall have been scheduled by the Company to close within 365 calendar days following the date of termination of the Merger Agreement.

As used in this Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (c) Notwithstanding anything herein to the contrary, in the event that Parent receives payment in full of the $1.7 million termination fee set forth in
Section 8.02(b) of the Merger Agreement, the number of Option Shares that Subsidiary shall have the option to purchase hereunder shall be reduced from 190,468 to 95,234.

         3. STOCK OPTION CLOSINGS. At each Stock Option Closing, the Company will deliver to Subsidiary a certificate or certificates representing the number of Option Shares being purchased upon exercise of the Option in the denominations designated by Subsidiary in its Exercise Notice, and Subsidiary will purchase such Option Shares from the Company at the Purchase Price per share. Any payment made by Subsidiary to the Company pursuant to this Section 3 shall be paid in New York Clearing House funds by wire transfer or certified or official bank check or checks payable to the order of the Company in an amount equal to the aggregate Purchase Price of the Option Shares purchased at the Stock Option Closing.

         4. OPTION SHARE APPRECIATION RIGHT. If a Purchase Event shall occur at any time prior to the expiration of the Stock Option, at Subsidiary's request the Company shall promptly pay to Subsidiary in New York Clearing House funds by wire transfer or certified or official bank check payable to the order of Subsidiary an amount equal to the product of (a) the excess, if any of (i) the greater of (A) the highest price paid or proposed to be paid in connection with such Purchase Event for any shares of Company Common Stock and (B) the aggregate consideration paid or proposed to be paid in connection with such Purchase Event divided by the number of shares of Company Common Stock then outstanding (the value of any consideration other than cash to be determined, in the case of consideration with a readily ascertainable market value, by reference to such market value and, in the case of any consideration other than cash, by agreement in good faith between Subsidiary and the Company) over (ii) the Purchase Price, as adjusted pursuant to Section 7, multiplied by (b) the total number of Option Shares as to which the Option has not theretofore been exercised, as adjusted pursuant to Section 7. Such payment shall extinguish all other rights of Parent and Subsidiary under this Agreement, but shall not affect the rights of Parent and Subsidiary under the Merger Agreement or otherwise.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Subsidiary as follows:

                  (a) AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the


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         consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by Parent and Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (b) AUTHORITY TO ISSUE SHARES. The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will have reserved, all of the Option Shares issuable pursuant to this Agreement, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever and not subject to any preemptive rights.

                  (c) NO CONFLICT. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) require the consent, waiver, approval, license or authorization of or any filing with any person or public authority,
         (ii) violate the Articles of Incorporation or Regulations or other organizational or governance documents of the Company, (iii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any indenture, mortgage, agreement or other instrument to which the Company is a party or by which any of its property is bound or (iv) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company or any of its property. The execution and performance of this Agreement and the Merger Agreement do not constitute a "1704. Transaction" as that term is used in the Ohio General Corporation Law.

         6. REPRESENTATIONS AND WARRANTIES OF PARENT. Each of Parent and Subsidiary hereby represents and warrants to the Company as follows:

                  (a) Each of Parent and Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of


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         Directors of Parent and Subsidiary and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Parent and Subsidiary and, assuming this Agreement has been duly executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Subsidiary enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (b) NO CONFLICT. The execution and delivery of this Agreement do not, and the performance of this Agreement by Parent and Subsidiary will not, (i) require the consent, waiver, approval, license or authorization of or any filing with any person or public authority,
         (ii) violate the charter documents or By-Laws or other organizational or governance documents of Parent or Subsidiary, (iii) with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or Subsidiary under, any indenture, mortgage, agreement or other instrument to which Parent or Subsidiary is a party or by which any of their respective property is bound or
         (iv) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over Parent or Subsidiary or any of their respective property.

                  (c) INVESTMENT INTENT. Each of Parent and Subsidiary hereby represents and warrants to the Company that it will acquire the Option Shares for investment purposes only and not with a view to any resale or distribution thereof, and will not sell any Option Shares purchased pursuant to the Option except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

         7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares or the like, or any other change in the corporate or capital structure of the Company which would have the effect of diluting Subsidiary's rights hereunder, the number and kind of Option Shares and the consideration payable in respect of such Option Shares shall be appropriately adjusted to restore to Subsidiary its rights hereunder; PROVIDED, HOWEVER, that nothing in this Agreement shall be construed as permitting the Company to take any action or enter into any transaction prohibited by the Merger Agreement.

         8. LISTING. The Company will use its best efforts to qualify the Option Shares for trading on NASDAQ as promptly as practicable following the date of this Agreement.


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         9. FURTHER ASSURANCES. The Company, Parent and Subsidiary will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         10. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         11. EXPENSES. Except as otherwise explicitly stated herein and in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         12. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

                  (b) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, PROVIDED that Subsidiary may assign its rights and obligations to Parent or any wholly-owned direct or indirect subsidiary of Parent or the parent of Parent, but no such assignment shall relieve Subsidiary of its obligations hereunder if such assignee does not perform such obligations.

                  (c) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses as specified in the Merger Agreement.

                  (e) GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, applicable to contracts made and to be performed in that state.

                  (f) DESCRIPTIVE HEADINGS; DEFINITIONS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Merger Agreement.


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                  (g) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.



                                     HARSCO CORPORATION


                                     By: /s/ Barry M. Sullivan
                                         ---------------------------------------
                                         Name:  Barry M. Sullivan
                                         Title:  Vice President-Corporate
                                                     Development and Treasurer


                                     H-CHEMI ACQUISITION CORP.


                                     By: /s/ Barry M. Sullivan
                                         ---------------------------------------
                                         Name:  Barry M. Sullivan
                                         Title:  Treasurer




                                     CHEMI-TROL CHEMICAL CO.


                                     By: /s/ Robert W. Woolf
                                         ---------------------------------------
                                         Name:  Robert W. Woolf
                                         Title:  Chairman, President and CEO


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